UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

THE SINGING MACHINE COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	95-3795478
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

6301 NW 5th Way, Suite 2900

Fort Lauderdale, FL 33309

(954) 596-1000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

The Singing Machine Company, Inc. 2022 Equity Incentive Plan

(Full title of the plans)

Gary Atkinson

Chief Executive Officer

The Singing Machine Company, Inc.

6301 NW 5th Way, Suite 2900

Fort Lauderdale, FL 33309

(954) 596-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Gregory Sichenzia, Esq.

Marcelle S. Balcombe, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

(212) 930-9700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by The Singing Machine Company, Inc., a Delaware corporation (the “Company”) relating to 233,334 shares of common stock, $0.01 par value per share (the “Common Stock”), issuable under The Singing Machine Company, Inc. 2022 Equity Incentive Plan (the “2022 Plan”).

This Registration Statement also includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for the reoffer and resale of shares of Common Stock on a continuous or delayed basis that may be deemed to be “restricted securities” and/or “control securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that are issuable to certain of our executive officers, employees, consultants and directors identified in the Reoffer Prospectus. The number of shares of Common Stock included in the Reoffer Prospectus represents shares of Common Stock issuable to the Selling Stockholders pursuant to stock options granted to the Selling Stockholders and does not necessarily represent a present intention to sell any or all such shares of Common Stock.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The Company will provide each recipient of a grant under the 2022 Plan with documents that contain information related to the 2022 Plan, and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not required to be and is not being filed as a part of this Registration Statement on Form S-8 or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each recipient who receives shares of Common Stock covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in Part I of this Registration Statement will be sent or given to participants in the 2022 Plan, as specified by Rule 428(b)(1) promulgated under the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirement of Section 10(a) of the Securities Act.

The Singing Machine Company, Inc.

6301 NW 5th Way, Suite 2900

Fort Lauderdale, FL 33309

Attention: Corporate Secretary

REOFFER PROSPECTUS

THE SINGING MACHINE COMPANY, INC.

Up to 113,555 Shares of Common Stock

Issuable under certain grants under

The 2022 Plan

This reoffer prospectus relates to the public resale, from time to time, of an aggregate of 113,555 shares (the “Shares”) of our common stock, $0.01 par value per share (the “Common Stock”) by certain persons identified herein in the section entitled “Selling Stockholders”. Such shares may be acquired in connection with common stock underlying stock options issued under the 2022 Plan. You should read this prospectus carefully before you invest in our Common Stock.

Such resales shall take place on The Nasdaq Stock Market, LLC, or such other stock market or exchange on which our Common Stock may be listed or quoted, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated (see “Plan of Distribution” starting on page 7 of this prospectus). We will receive no part of the proceeds from sales made under this reoffer prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the Selling Stockholders will be borne by us.

This reoffer prospectus has been prepared for the purposes of registering our shares of Common Stock under the Securities Act to allow for future sales by the Selling Stockholders on a continuous or delayed basis to the public without restriction. We have not entered into any underwriting arrangements in connection with the sale of the shares of Common Stock covered by this reoffer prospectus. The Selling Stockholders identified in this reoffer prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares covered by this reoffer prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page 4 of this reoffer prospectus. These are speculative securities.

Our Common Stock is quoted on the Nasdaq Capital Market under the symbol “MICS” and the last reported sale price of our Common Stock on October 31, 2022 was $5.44 per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November 1, 2022

THE SINGING MACHINE COMPANY, INC.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

This Reoffer Prospectus may be supplemented from time to time to add, update or change information. To the extent that a statement contained in a prospectus supplement modifies or supersedes any statement contained in this Reoffer Prospectus, it will be deemed to be modified or superseded for purposes of this Reoffer Prospectus and will be deemed to constitute a part of this Reoffer Prospectus only as so modified. Any statement so superseded will be deemed not to constitute a part of this Reoffer Prospectus.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact.

All statements in this prospectus and the documents and information incorporated by reference in this prospectus that are not historical facts are forward-looking statements. We may, in some cases, use terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions or the negative of such items that convey uncertainty of future events or outcomes to identify forward-looking statements.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

We caution you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance.

Information regarding market and industry statistics contained in this prospectus, including the documents that we incorporate by reference, is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. Except as required by U.S. federal securities laws, we have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.

ii

PROSPECTUS SUMMARY

The Commission allows us to ‘‘incorporate by reference’’ certain information that we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will update automatically, supplement and/or supersede the information disclosed in this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should read the following summary together with the more detailed information regarding our company, our Common Stock and our financial statements and notes to those statements appearing elsewhere in this prospectus or incorporated herein by reference.

Except where the context otherwise requires, the terms, “we,” “us,” “our” or “the Company,” refer to The Singing Machine Company, Inc., a Delaware corporation, and its wholly owned subsidiaries.

Our Company

Overview

We develop, market, and sell consumer karaoke audio equipment, accessories and musical recordings.

We are the leading global karaoke and music entertainment company that specializes in the design and production of quality karaoke and music enabled consumer products for adults and children. Our products are among the most widely available karaoke products in the world. Our mission is to “create joy through music.” In order to deliver on this mission, we are focused on the following multi-prong approach:

●	In the short-term, improve profitability by optimizing operations and continue to expand gross margins.
●	In the mid-to-long-term, continue to grow our global distribution and expand into new product categories that take advantage of our vast distribution relationships and sourcing abilities.

Our Product Portfolio

Our products are sold directly to distributors and retail customers. Our portfolio of owned and licensed brands and products are organized into the following categories:

Karaoke— including our flagship brand Singing Machine, our karaoke line is driven by quality products at affordable price points that we believe deliver great value to our customers. All of our karaoke products are Bluetooth® enabled to allow access to digital music content via our mobile apps available on iOS and Android platforms. We believe our core karaoke line offers best-in-class innovative features that, including but not limited to enables customers to output video to a TV screen, correct singer’s pitch in real-time, stream karaoke content directly to the machine, sing duets, display scrolling lyrics in-time with the song, and play custom karaoke CD+G discs. The Company’s products are sold directly to consumers via its retail channels, ecommerce, its own website, and distributors worldwide. This product category accounted for approximately 82% of our net sales in our fiscal year ended March 31, 2022.

Licensed Products— including brands such as Carpool Karaoke. In 2019, we entered into a 3-year license agreement with CBS® for its Carpool Karaoke brand, made popular by James Corden on The Late Show with James Corden. We launched an innovative Carpool Karaoke Microphone that works specifically in the car. This license agreement with CBS® expired on September 30, 2022. We are actively exploring entering into a new license agreement with CBS and exploring new licensing opportunities. This product category accounted for approximately 3% of our net sales in our fiscal year ended March 31, 2022.

1

Microphones and Accessories— we currently offer a line of traditional microphone accessories that are compatible with our karaoke machines. These microphones feature an assortment of colors, come wired or wireless, and may include new features like party lighting and voice changing effects. We are also seeing growth in portable Bluetooth® microphones which are marketed under our Party Machine brand. This product category accounted for approximately 9% of our net sales in our fiscal year ended March 31, 2022.

Singing Machine Kids Youth Electronics— including the brand Singing Machine Kids. Our kids line of products offer fun music entertainment features designed specifically for children. Our kids’ products provide a high-quality introduction to singing and music entertainment for young singers and offer innovative features like voice changing effects, recording, Bluetooth® compatibility, and portability. This product category accounted for approximately 5% of our net sales in our fiscal year ended March 31, 2022.

Music Subscriptions— in conjunction with our premium partner, Stingray Digital, we offer karaoke music subscription services for the iOS and Android platforms as well as a web-based download store and integrated streaming services for our hardware. We currently offer almost 20,000 licensed karaoke songs in the catalog. This product category accounted for approximately 1% of our net sales in our fiscal year ended March 31, 2022.

Corporate Information

We were incorporated under the laws of the State of Delaware in 1994. Our principal executive offices are located at 6301 NW 5th Way, Suite 2900, Fort Lauderdale, FL, and our telephone number is (954) 596-1000. We maintain our corporate website at www.singingmachine.com. The information contained on our website is not part of this prospectus.

2

THE OFFERING

Outstanding Common Stock:	3,108,814 shares of our Common Stock are outstanding as of November 1, 2022.

Common Stock Offered:	Up to 113,555 shares of Common Stock for sale by the Selling Stockholders (which include our executive officers and directors) for their own account pursuant to the 2022 Plan.

Selling Stockholders:	The Selling Stockholders are set forth in the section entitled “Selling Stockholders” of this reoffer prospectus on page 4. The amount of securities to be offered or resold by means of the reoffer prospectus by the designated Selling Stockholders may not exceed, during any three month period, the amount specified in Rule 144(e).

Use of proceeds:	We will not receive any proceeds from the sale of our Common Stock by the Selling Stockholders. We would, however, receive proceeds upon the exercise of the stock options by those who receive options under the 2022 Plan and exercise such options for cash. Any cash proceeds will be used by us for general corporate purposes.

Risk Factors:	The securities offered hereby involve a high degree of risk. See “Risk Factors.”

Nasdaq trading symbol:	MICS

3

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

USE OF PROCEEDS

The shares which may be sold under this reoffer prospectus will be sold for the respective accounts of each of the Selling Stockholders listed herein (which includes our executive officers and directors). Accordingly, we will not realize any proceeds from the sale of the shares of our Common Stock. We will receive proceeds from the exercise of the options; however, no assurance can be given as to when or if any or all of the options will be exercised. If any options are exercised, the proceeds derived therefrom will be used for working capital and general corporate purposes. All expenses of the registration of the shares will be paid by us. See “Selling Stockholders” and “Plan of Distribution.”

SELLING STOCKHOLDERS

We are registering for resale the shares covered by this prospectus to permit the Selling Stockholders identified below and their pledgees, donees, transferees and other successors-in-interest that receive their securities from a Selling Stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate. The Selling Stockholders acquired, or may acquire, these shares from us pursuant to the 2022 Plan. The shares may not be sold or otherwise transferred by the Selling Stockholders unless and until the applicable awards vest and are exercised, as applicable, in accordance with the terms and conditions of the 2022 Plan.

The following table sets forth, based on information provided to us by the selling stockholders or known to us, the name of each selling stockholder, the nature of any position, office or other material relationship, if any, which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock beneficially owned by the selling stockholder before this offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer. Percentage of ownership is based on 3,108,814 shares of common stock outstanding on November 1, 2022.

4

	Number of Shares Beneficially Owned Prior to Offering (1)			Number of Shares Being		Number of Shares Beneficially Owned After Offering (2)
Stockholders	Number		Percent (%)	Offered		Number	Percent (%)
Gary Atkinson (Chief Executive Officer and Director)	16,984	(3)	*	16,668	(3)	15,317	*
Lionel Marquis (Chief Financial Officer)	10,335	(4)	*	11,834	(4)	9,501	*
Bernardo Melo (Chief Revenue Officer)	32,600	(5)	*	11,834	(5)	31,766	*
Harvey Judkowitz (Director)	19,546	(6)	*	1,617	(6)	18,929	*
Joseph Kling (Director)	5,050	(7)	*	1,617	(7)	4,433	*
Mathieu Peloquin (Director)	1,284	(8)	*	1,617	(8)	667	*
Jay Foreman (Director)	31,867	(9)	1%	2,284	(9)	31,250	1%
James M. Turner (Director)	-		-	667	(10)	0	*
Kenneth S. Cragun (Director)	-		-	667	(10)	0	*
Robert Anderson	-		-	1,250	(10)	0	*
Nehemias D. Barcenes Santos	-		-	1,250	(10)	0	*
Francesse Bien Aime	-		-	1,250	(10)	0	*
Jakiah Bloom	-		-	1,250	(10)	0	*
Luis Camacho	-		-	1,250	(10)	0	*
Renee Cassell	-		-	1,250	(10)	0	*
Marvin Cerritos	-		-	4,000	(10)	0	*
Cheryl Chsu	-		-	1,250	(10)	0	*
Ines Gallah	-		-	2,000	(10)	0	*
Sandra C. Garcia Hopkins	-		-	3,000	(10)	0	*
Michael Griffin	-		-	4,000	(10)	0	*
Erika Huerta	-		-	625	(10)	0	*
Angela Lindenberg	-		-	1,250	(10)	0	*
Paul Maragni	-		-	2,000	(10)	0	*
Jazmyn Martin-Garcia	-		-	1,250	(10)	0	*
Elaina Martinez	-		-	1,250	(10)	0	*
Jorge Otaegui	-		-	4,000	(10)	0	*
Christopher Pacheco	-		-	3,000	(10)	0	*
Jacqueline Perez	-		-	3,000	(10)	0	*
Robert Pham	-		-	1,250	(10)	0	*
Justin Ruiz	-		-	1,250	(10)	0	*
Paulina Sobolewska	-		-	1,250	(10)	0	*
Maria Torres	-		-	625	(10)	0	*
Juan Vargas	-		-	1,250	(10)	0	*
Nicolas Venegas	-		-	4,000	(10)	0	*
Aaron Williams	-		-	1,250	(10)	0	*
Janette Winn	-		-	2,000	(10)	0	*
Dom Tai	-		-	4,000	(10)	0	*
Letitia Kwong	-		-	3,000	(10)	0	*
Anthony Wong	-		-	1,250	(10)	0	*
Man Cheung	-		-	1,250	(10)	0	*
Agnes Wu	-		-	1,250	(10)	0	*
Luen Fong Ng	-		-	3,000	(10)	0	*

*	less than 1%

(1)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the Selling Stockholder has sole or shared voting power or investment power and also any shares which the Selling Stockholder has the right to acquire within 60 days. Applicable percentage ownership is based on 3,108,814 shares of Common Stock outstanding as of November 1, 2022.

5

(2)	Assumes that all shares of Common Stock to be offered, as set forth above, are sold pursuant to this offering and that no other shares of Common Stock are acquired or disposed of by the Selling Stockholders prior to the termination of this offering. Because the Selling Stockholders may sell all, some or none of their shares of Common Stock or may acquire or dispose of other shares of Common Stock, no reliable estimate can be made of the aggregate number of shares of Common Stock that will be sold pursuant to this offering or the number or percentage of shares of Common Stock that each Selling Stockholder will own upon completion of this offering.

(3)	The shares of Common Stock beneficially owned prior to this offering include 6,984 shares owned by Mr. Atkinson and 10,000 shares issuable upon exercise of options, which are currently exercisable or become exercisable within 60 days of the date of this offering and does not include 15,001 shares of Common Stock issuable upon exercise of options granted under the 2022 Plan, of which 13,334 options vest on May 24, 2023 and 1,667 options vest of August 15, 2023. The shares of Common Stock registered for resale hereunder represent 1,667 shares owned by Mr. Atkinson granted under the 2022 Plan and 15,001 shares issuable upon exercise of vested and unvested stock options granted under the 2022 Plan.

(4)	The shares of Common Stock beneficially owned prior to this offering include 4,834 shares owned by Mr. Marquis and 5,501 shares issuable upon exercise of options, which are currently exercisable or become exercisable within 60 days of the date of this offering and does not include 11,000 shares of Common Stock issuable upon exercise of options granted under the 2022 Plan, of which 10,000 options vest on May 24, 2023 and 1,000 options vest on August 15, 2023. The shares of Common Stock registered for resale hereunder represent 834 shares owned by Mr. Marquis granted under the 2022 Plan and 11,000 shares issuable upon exercise of vested and unvested stock options granted under the 2022 Plan.

(5)	The shares of Common Stock beneficially owned prior to this offering include 11,766 shares owned by Mr. Melo and 20,834 shares issuable upon exercise of options, which are currently exercisable or become exercisable within 60 days of the date of this offering and does not include 11,000 shares of Common Stock issuable upon exercise of options granted under the 2022 Plan, of which 10,000 options vest on May 24, 2023 and 1,000 options vest on August 15, 2023. The shares of Common Stock registered for resale hereunder represent 834 shares owned by Mr. Melo granted under the 2022 Plan and 11,000 shares issuable upon exercise of vested and unvested stock options granted under the 2022 Plan.

(6)	The shares of Common Stock beneficially owned prior to this offering include 14,879 shares owned by Mr. Judkowitz and 4,667 shares issuable upon exercise of options, which are currently exercisable or become exercisable within 60 days of the date of this offering and does not include 1,000 shares of Common Stock issuable upon exercise of options granted under the 2022 Plan, which vest on June 28, 2023. The shares of Common Stock registered for resale hereunder represent 617 shares owned by Mr. Judkowitz granted under the 2022 Plan and 1,000 shares issuable upon exercise of vested and unvested stock options granted under the 2022 Plan.

(7)	The shares of Common Stock beneficially owned prior to this offering include 1,717 shares owned by Mr. Kling and 3,333 shares issuable upon exercise of options, which are currently exercisable or become exercisable within 60 days of the date of this offering and does not include 1,000 shares of Common Stock issuable upon exercise of options granted under the 2022 Plan, which vest on June 28, 2023. The shares of Common Stock registered for resale hereunder represent 617 shares owned by Mr. Kling granted under the 2022 Plan and 1,000 shares issuable upon exercise of vested and unvested stock options granted under the 2022 Plan.

(8)	The shares of Common Stock beneficially owned prior to this offering include 617 shares owned by Mr. Peloquin and 667 shares issuable upon exercise of options, which are currently exercisable or become exercisable within 60 days of the date of this offering and does not include 1,000 shares of Common Stock issuable upon exercise of options granted under the 2022 Plan, which vest on June 28, 2023. The shares of Common Stock registered for resale hereunder represent 617 shares owned by Mr. Peloquin granted under the 2022 Plan and 1,000 shares issuable upon exercise of vested and unvested stock options granted under the 2022 Plan.

(9)	The shares of Common Stock beneficially owned prior to this offering include 31,867 shares owned by Mr. Foreman and does not include 1,667 shares of Common Stock issuable upon exercise of options granted under the 2022 Plan, of which 667 options vest on May 23, 2023 and 1,000 options vest on June 28, 2023. The shares of Common Stock registered for resale hereunder represent 617 shares owned by Mr. Foreman granted under the 2022 Plan and 1,667 shares issuable upon exercise of vested and unvested stock options granted under the 2022 Plan.

(10)	The shares of Common Stock registered for resale hereunder represents shares issuable upon exercise of vested and unvested stock options granted under the 2022 Plan.

6

PLAN OF DISTRIBUTION

Timing of Sales

The Selling Stockholders may offer and sell the shares covered by this prospectus at various times. The Selling Stockholders will act independently of our company in making decisions with respect to the timing, manner and size of each sale.

To our knowledge, no selling stockholder has any agreement or understanding, directly or indirectly, with any person to resell the shares of common stock covered by this prospectus.

Offering Price

The sales price offered by the Selling Stockholders to the public may be:

1.	the market price prevailing at the time of sale;

2.	a price related to such prevailing market price; or

3.	such other price as the Selling Stockholders determine from time to time.

Manner of Sale

The shares of common stock may be sold by means of one or more of the following methods:

1.	a block trade in which the broker-dealer so engaged will attempt to sell the shares of common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3.	ordinary brokerage transactions in which the broker solicits purchasers;

4.	through options, swaps or derivatives;

5.	in transactions to cover short sales;

6.	privately negotiated transactions; or

7.	in a combination of any of the above methods.

The Selling Stockholders may sell their shares of common stock directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares of common stock. Brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the Selling Stockholders, or, if any such broker-dealer acts as agent for the purchaser of shares of common stock, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

7

Broker-dealers may agree with a selling stockholder to sell a specified number of shares of common stock at a stipulated price per common share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder.

Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, on Nasdaq or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the shares of common stock, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If the Selling Stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

The Selling Stockholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular we will advise the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of common stock in the market and to the activities of the Selling Stockholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

Accordingly, during such times as a selling stockholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the selling stockholder must comply with applicable law and, among other things:

1.	may not engage in any stabilization activities in connection with our common stock;

2.	may not cover short sales by purchasing shares while the distribution is taking place; and

3.	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

8

State Securities Laws

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. The Selling Stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York.

EXPERTS

The consolidated balance sheets of The Singing Machine Company, Inc. and Subsidiaries as of March 31, 2022 and 2021, and the related consolidated statements of operations, cash flows and shareholders’ equity for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission, or SEC, allows us to incorporate by reference certain of our publicly filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the Selling Stockholders have sold all of the shares offered hereby or such shares have been deregistered.

●	our annual report on Form 10-K for the fiscal year ended March 31, 2022, and filed with the SEC on July 14, 2022;
●	our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2022, filed with the SEC on August 22, 2022;
●	our current reports on Form 8-K filed on April 18, 2022, April 22, 2022, May 25, 2022, May 27, 2022, June 17, 2022, July 15, 2022, July 29, 2022 and October 20, 2022; and
●	the description of our common stock contained in our Registration Statement on Form 8-A registering our common stock under Section 12(b) under the Exchange Act, filed with the SEC on May 23, 2022.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement.

9

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to our certificate of incorporation as amended and bylaws, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at thecoretecgroup.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

The Registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to The Singing Machine Company, Inc., Attention: Investor Relations, 6301 NW 5th Way, Suite 2900, Fort Lauderdale, FL 33309, (954) 59-1000.

10

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Securities and Exchange Commission, or SEC, allows us to incorporate by reference certain of our publicly filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the Selling Stockholders have sold all of the shares offered hereby or such shares have been deregistered.

●	our annual report on Form 10-K for the fiscal year ended March 31, 2022, and filed with the SEC on July 14, 2022;
●	our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2022, filed with the SEC on August 22, 2022;
●	our current reports on Form 8-K filed on April 18, 2022, April 22, 2022, May 25, 2022, May 27, 2022, June 17, 2022, July 15, 2022, July 29, 2022 and October 20, 2022; and
●	the description of our common stock contained in our Registration Statement on Form 8-A registering our common stock under Section 12(b) under the Exchange Act, filed with the SEC on May 23, 2022.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMES EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our certificate of incorporation, as amended, and bylaws, as amended empower us to indemnify our directors and officers, and our employees and other agents, to the fullest extent permitted by Delaware General Corporation Law or DGCL.

We have also entered into Indemnification Agreements with each of our officers and directors, which provide that the Company will indemnify each of its directors, executive officers, and such other key employees against any and all expenses incurred by that director or executive officer because of his or her status as one of the Company’s directors or executive officers, to the fullest extent permitted by Delaware law and the Company’s certificate of incorporation, as amended. In addition, the Indemnification Agreements provide that, to the fullest extent permitted by Delaware law, the Company will advance all expenses incurred by its directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer, or key employee.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to our certificate of incorporation as amended and bylaws, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

11

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

Exhibit Number	Description
4.1	2022 Equity Incentive Plan, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 18, 2022.
5.1	Opinion of Sichenzia Ross Ference LLP
23.1	Consent of EisnerAmper LLP
23.2	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page)
107	Filing Fee Table

ITEM 9. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), and (1)(ii) do not apply if the Registration Statement is on Form S-8 and if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

12

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

13

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, on this 1st day of November, 2022.

THE SINGING MACHINE COMPANY, INC.

By:	/s/ Gary Atkinson
Gary Atkinson
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary Atkinson, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary Atkinson	Chief Executive Officer & Chairman of the	November 1, 2022
Gary Atkinson	Board of Directors and Director (Principal Executive Officer)

/s/ Lionel Marquis	Chief Financial Officer	November 1, 2022
Lionel Marquis	(Principal Financial and Accounting Officer)

/s/ Bernardo Melo	Chief Revenue Officer	November 1, 2022
Bernardo Melo

/s/ Harvey Judkowitz	Director	November 1, 2022
Harvey Judkowitz

/s/ Joseph Kling	Director	November 1, 2022
Joseph Kling

/s/ Mathieu Peloquin	Director	November 1, 2022
Mathieu Peloquin

/s/ Jay Foreman	Director	November 1, 2022
Jay Foreman

/s/ James M. Turner	Director	November 1, 2022
James M. Turner

/s/ Kenneth S. Cragun	Director	November 1, 2022
Kenneth S. Cragun

14